EMERALD DAIRY INC.
_____________________

OFFER TO AMEND AND
EXCHANGE
_____________________

ELECTION FORM

This Election Form (this “Election Form”) relates to the offer (the “Offer”) by Emerald Dairy Inc., a Nevada corporation (“Emerald Dairy,” “we” or “us”), described in the Offer to Amend and Exchange, dated as of June 19, 2009 (the “Offer to Amend and Exchange”), distributed to all holders of 7,629,476 outstanding warrants originally issued in connection with the private offerings Emerald Dairy consummated in October 2007, having exercise prices of $0.94, $1.50, $1.63, $2.04 and $3.26 per share (the “Warrants”). To participate in the Offer and amend your eligible Warrant(s) (as described in the Offer to Amend and Exchange), you must (a) properly complete, sign, date and deliver this Election Form to Computershare Inc., 250 Royall Street, Canton, MA 02021, Attn.: Voluntary Transfers, pursuant to the Instructions accompanying this Election Form, (b) deliver to Computershare Inc. at the foregoing address your original signed Warrant(s) and (c) deliver a check representing good funds payable to “Computershare Inc.” in an amount equal to the number of amended Warrant(s) being exercised for cash multiplied by the applicable amended cash exercise price.  We must receive your Election Form, original Warrant(s) and cash payment no later than midnight, Eastern Time, on July 24, 2009, which is the date our Offer will expire, unless extended.  Failure to submit any of these items will result in a the rejection of your tender.  Please note that delivery of your Election Form by facsimile will not be accepted.

If Computershare Inc. receives one or more Election Forms and one or more Withdrawal Forms signed by you, we will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last.

If you elect to participate in the Offer, and we decide to accept your tender, your Warrants will be amended and accepted by us for exercise concurrently with the expiration of the Offer. A certificate representing the shares of common stock, par value $.001 per share, of Emerald Dairy for which your Warrant(s) have been accepted for exercise will be issued to you promptly after the expiration of the Offer, in accordance with and subject to the terms and conditions described in the Offer to Amend and Exchange.

Questions may be directed to Computershare Inc. by telephone at 800-546-5141.

ACKNOWLEDGEMENT AND SIGNATURE:

By properly completing, signing and dating this Election Form and delivering it to Computershare Inc. pursuant to the Instructions accompanying this Election Form and as set forth in the Offer to Amend and Exchange, I voluntarily elect to (a) amend my eligible Warrants indicated below, (b) participate in and agree to all of the terms of the Offer, as described in the Offer to Amend and Exchange, and (c) agree as follows:

1. The provisions relating to exercise price, number of shares of Common Stock available for purchase upon exercise and procedures for exercising each Warrant that I tender are hereby amended by adding the following additional provision:

“Right to Exercise at Reduced Exercise Price; Manner of Payment. (a) Notwithstanding anything to the contrary set forth in this Warrant, at any time on or before the Offer Expiration Date this Warrant is exercisable at the Reduced Cash Exercise Price, or any combination thereof at the option of the Holder, at any time or from time to time up to and including the Offer Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder.  The Company agrees that the shares of Common Stock purchased under this Warrant at such Reduced Cash Exercise Price pursuant to this subsection (a) shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the Offer Expiration Date provided that this Warrant shall have been surrendered, properly endorsed, together with the completed, executed Election Form, and payment made for such shares.  Certificates for the shares of Common Stock so purchased, shall be delivered to the Holder hereof by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised.  In case of a purchase of less than all the shares of Common Stock which may be purchased under this Warrant prior to the Offer Expiration Date, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares of Common Stock purchasable under the Warrant surrendered to the Holder hereof within a reasonable time; provided, however, that such new Warrant shall not contain this section entitled “Right to Exercise at Reduced Exercise Price”.  Each stock certificate so delivered shall be in such denominations of Common Stock as may be required by the Holder hereof and shall be registered in the name of such Holder.”

(b) For purposes of subsection (a) above, the following definitions shall apply:

“Election Form” shall mean the form of election, filed as Exhibit 99.(a)(4) to the Schedule TO relating to the Offer.

“Offer” shall mean the offer to holders of outstanding warrants to purchase the common stock of Emerald Dairy Inc., as set forth in the Schedule TO filed with the Securities and Exchange Commission on June 19, 2009, as the same may be amended from time to time.

“Offer Expiration Date” shall mean midnight, Eastern Time, on July 24, 2009, unless the Offer is extended in which case the Offer Expiration Date shall mean the date set forth in the amendment to Schedule TO filed by the Company for purposes of extending the Offer.

“Reduced Cash Exercise Price” shall mean:

•	With respect to warrants having an exercise price of $0.94 per share immediately prior to the date of the Offer, $0.75 per share of Common Stock;

•	With respect to warrants having an exercise price of $1.50 per share immediately prior to the date of the Offer, $1.20 per share of Common Stock;

•	With respect to warrants having an exercise price of $1.63 per share immediately prior to the date of the Offer, $1.30 per share of Common Stock;

•	With respect to warrants having an exercise price of $2.04 per share immediately prior to the date of the Offer, $1.63 per share of Common Stock; and

•	With respect to warrants having an exercise price of $3.26 per share immediately prior to the date of the Offer, $1.63 per share of Common Stock.

(c) Payment of Exercise Price. Notwithstanding anything to the contrary set forth in this Warrant, at any time on or before the Offer Expiration Date, the Holder may elect to exercise this Warrant by delivering a check representing good funds payable to “Computershare Inc.” in the amount equal to the number of shares so purchased multiplied by the Reduced Cash Exercise Price. Payments shall be delivered to:

     Computershare Inc., 250 Royall Street, Canton, MA 02021, Attn.: Voluntary Offers.

Each Warrant may only be exercised by payment of the exercise price.  Cashless exercise of the Warrant is not permitted.

2. This agreement is entered into pursuant to each Warrant that I tender pursuant to the Offer and may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

3. This agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Except as set forth above and in the Offer to Amend and Exchange, each Warrant that I tender but do not specify an election to amend and exercise concurrently with the expiration of the Offer to Amend and Exchange shall remain in full force and effect at its current terms.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Election Form as of the date set forth below with respect to the following Warrant(s) tendered by the undersigned (check all that apply).

☐	I own of record the following Warrant having an exercise price of $0.94 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

☐	I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $0.75 per share for a total payment due from me of $____________________________

☐	I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

                   ____________________________________________

                   ____________________________________________

                   ____________________________________________

                   Attn:________________________________________

**********

☐	I own of record the following Warrant having an exercise price of $1.50 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

☐	I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $1.20 per share for a total payment due from me of $____________________________

☐	I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

                   ____________________________________________

                   ____________________________________________

                   ____________________________________________

                   Attn:________________________________________

**********

☐	I own of record the following Warrant having an exercise price of $1.63 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

☐	I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $1.30 per share for a total payment due from me of $___________________________

☐	I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

                   ____________________________________________

                   ____________________________________________

                   ____________________________________________

                   Attn:________________________________________

**********

☐	I own of record the following Warrant having an exercise price of $2.04 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

☐	I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $1.63 per share for a total payment due from me of $____________________________

☐	I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

                   ____________________________________________

                   ____________________________________________

                   ____________________________________________

                   Attn:________________________________________

**********

☐	I own of record the following Warrant having an exercise price of $3.26 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

☐	I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $1.63 per share for a total payment due from me of $___________________________

☐	I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

                   ____________________________________________

                   ____________________________________________

                   ____________________________________________

                   Attn:________________________________________

[The Remainder of this Page is Left Blank Intentionally. Signature Page Follows.]

WARRANT HOLDERS MAY SPECIFY THE ORDER IN WHICH WE ACCEPT WARRANTS TENDERED IN THE OFFER IN THE EVENT THAT, AS A RESULT OF THE PRORATION PROVISIONS DESCRIBED IN SECTION 4 OF THE OFFER TO AMEND AND EXCHANGE, OR OTHERWISE, WE ACCEPT AND EXCHANGE SOME BUT NOT ALL OF THE TENDERED WARRANTS.  IN THE EVENT A WARRANT HOLDER DOES NOT DESIGNATE THE ORDER AND FEWER THAN ALL WARRANTS ARE ACCEPTED DUE TO PRORATION OR OTHERWISE, WE WILL SELECT THE ORDER OF WARRANTS ACCEPTED.

IF YOU WISH TO SPECIFY THE ORDER IN WHICH WE ACCEPT THE ELIGIBLE WARRANTS YOU HAVE TENDERED, PLEASE DO SO BY ENTERING THE NUMBERS 1 THROUGH 5 NEXT TO THE CLASSES OF WARRANTS LISTED BELOW (1 BEING YOUR FIRST PREFERENCE AND 5 BEING YOUR LAST, AS APPLICABLE).

_________ $0.94 Warrants

                   $1.50 Warrants

                   $1.63 Warrants

                   $2.04 Warrants

                   $3.26 Warrants

ODD LOTS
(SEE INSTRUCTION 5)

        To be completed only if Warrants are being tendered by or on behalf of a person owning, beneficially or of record, and who continues to own, beneficially or of record, as of the expiration date, an aggregate of fewer than 100 Warrants.

The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Warrants, all of which are being tendered; or

☐
 is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) warrants with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Warrants and is tendering all of those Warrants.

In addition, the undersigned is tendering all of its warrants either (check box):

☐	at the reduced exercise prices in accordance with the terms of the Offer.

___________________________________________________

CONDITIONAL TENDER
(SEE INSTRUCTION 6)

        A warrant holder may tender Warrants subject to the condition that a specified minimum number of the arrant holder's Warrants tendered pursuant to this Election Form must be purchased if any warrants tendered are purchased, all as described in the Offer to Amend and Exchange, particularly in Section 4 thereof. Unless Emerald Dairy purchases the minimum number of Warrants indicated below in the Offer, it will not purchase any of the Warrants tendered by such warrant holder. It is the responsibility of the tendering warrant holder to calculate that minimum number of warrants that must be purchased if any are purchased, and Emerald Dairy urges warrant holders to consult their own tax advisors before completing this section. Unless the box below has been checked and a minimum specified, the tender will be deemed unconditional.

☐
The minimum number of Warrants that must be purchased, if any are purchased, is:

                   $0.94 Warrants
                   $1.50 Warrants
                   $1.63 Warrants
                   $2.04 Warrants
                   $3.26 Warrants

If, because of proration, the minimum number of warrants designated will not be purchased, Emerald Dairy may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering warrant holder must have tendered all of his or her Warrants and checked the box below.

☐
The tendered warrants represent all warrants held by the undersigned.

ALL WARRANT HOLDERS PARTICIPATING IN THIS OFFER TO AMEND AND EXCHANGE MUST COMPLETE AND RETURN THIS PAGE.  IF YOU DO NOT COMPLETE AND RETURN THIS PAGE YOUR TENDER WILL BE REJECTED.

Accredited Investor Status

Name of warrant holder: ______________________________

Please initial below the items which apply to your status as an “Accredited Investor”.  All references to $ are to U.S. Dollars.

__________	An individual having a net worth with spouse (excluding automobiles, principal residence and furnishings) at the time of purchase, individually or jointly, in excess of $1,000,000.

__________
An individual whose individual net income was in excess of $200,000 in each of the two most recent years, or whose joint net income with his or her spouse was in excess of $300,000 in each of those years, and who reasonably expects his individual or joint income with such investor’s spouse to reach such level in the current year.

__________	A corporation or partnership, not formed for the specific purpose of acquiring the purchased securities, having total assets in excess of $5,000,000.

__________	A small business investment company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

__________	A self-directed benefit plan within the meaning of ERISA, with investment decisions made solely by persons who are accredited investors as defined in Rule 501(2) of Regulations D.

__________
A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the purchased securities, whose purchase is directed by a sophisticated person (i.e., a person who has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the purchased securities).

__________	An entity in which all of the equity owners are accredited investors.

__________	Other (describe): __________________________________________________________________
________________________________________________________________________________
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Date	Signature

Name

Title

Social Security Number or Tax ID Number

Street Address

Street Address (line 2)

City, State and ZIP Code

Phone Number